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Exhibit 10.104
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                                   MEMORANDUM

To:      (Executive Officer)
From:    Jerry B. Hook, Ph.D.
Date:    13 October 1998
Subject: Incentive bonus

______________, I am pleased to inform you that the Board of Directors has approved a bonus of $35,000 to be paid to you in the event that you continue to be employed by the Company on the earlier of (i) a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation,
(iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property, or (iv) March 31, 1999.

This bonus has been awarded to you by the Board in recognition of the important role you play in the operation of the Company and the value you add to Sparta.